Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 7, 2025, with respect to the consolidated financial statements of NeuroSense Therapeutics Ltd., incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

August 14, 2025